UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2009
AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 — Securities and Trading Markets

Item 3.02.	Unregistered Sales of Equity Securities.
On March 4, 2009, American International Group, Inc. (AIG) issued and sold to the AIG Credit Facility Trust (the Trust), a trust established for the sole benefit of the United States Treasury, 100,000 shares of AIG’s Series C Perpetual, Convertible, Participating Preferred Stock, par value $5.00 per share and an initial liquidation preference of $5.00 per share (the Series C Preferred Stock), for an aggregate purchase price of $500,000 (the Transaction), with an understanding that additional and independently sufficient consideration was also furnished to AIG by the Federal Reserve Bank of New York (the FRBNY) in the form of its lending commitment (the Credit Facility) under the Credit Agreement, dated as of September 22, 2008, between AIG and the FRBNY. The issuance and sale of the Series C Preferred Stock was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933.

Item 3.03.	Material Modification to Rights of Security Holders.
The holders of the Series C Preferred Stock have preferential liquidation rights over the holders of AIG’s common stock, par value $2.50 per share, and, to the extent permitted by law, vote with AIG’s common stock on all matters submitted to AIG’s shareholders. The holders of the Series C Preferred Stock have approximately 77.9 percent of the aggregate voting power of AIG’s common stock and are entitled to approximately 77.9 percent of all dividends paid on AIG’s common stock, in each case treating the Series C Preferred Stock as if converted. The Series C Preferred Stock will remain outstanding even if the Credit Facility is repaid in full or otherwise terminates. The Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement, dated as of March 1, 2009 (the Purchase Agreement), between AIG and the Trust restricts AIG’s ability to issue or grant capital stock without the consent of the Trust, with certain limited exclusions. The applicable terms and preferences attached to the Series C Preferred Stock and the restrictions imposed by the Purchase Agreement are more fully described in AIG’s Annual Report on Form 10-K for the year ended December 31, 2008 (the Annual Report). The form of Certificate of Designations of the Series C Preferred Stock and the Purchase Agreement are incorporated into this Current Report on Form 8-K by reference to Exhibits 3.I.F and 10.91, respectively, of the Annual Report.
Section 5 — Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.
As a result of the Transaction, a change in control of AIG has occurred. Pursuant to the Purchase Agreement, AIG and AIG’s Board of Directors are obligated to work in good faith with the Trust to ensure corporate governance arrangements satisfactory to the Trust.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 4, 2009, AIG filed the Certificate of Designations of the Series C Preferred Stock with the Secretary of State of the State of Delaware.
Section 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 3.1	Form of Certificate of Designations of Series C Perpetual, Convertible, Participating Preferred Stock, incorporated by reference to Exhibit 3.I.F of AIG’s Annual Report on Form 10-K for the year ended December 31, 2008.

Exhibit 10.1	Series C Perpetual, Convertible, Participating Preferred Stock Purchase Agreement, dated as of March 1, 2009, between AIG Credit Facility Trust, a trust established for the sole benefit of the United States Treasury, and American International Group, Inc., incorporated by reference to Exhibit 10.91 of AIG’s Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)
Date: March 5, 2009	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary